EXHIBIT 10.4

TeleCommunication Systems, Inc.
275 West Street
Annapolis, Maryland 21401

September 1, 2004

Riverview Group, LLC
666 Fifth Avenue, 8th Floor
New York, New York 10103

     Reference is made to (a) that certain Securities Purchase Agreement, dated as of August 30, 2004 (the “Securities Purchase Agreement”), by and among TeleCommunication Systems, Inc. (the “Company”), Riverview Group, LLC, as an investor (“Riverview”), and the other investors party thereto and (b) that certain Subordinated Convertible Debenture issued by the Company to Riverview on January 13, 2004 in the principal amount of $15,000,000 (the “Debenture”). Any capitalized term used herein and not defined herein shall have the meaning assigned to it in the Securities Purchase Agreement, unless specified otherwise.

     Notwithstanding anything to the contrary in the Transaction Documents, the Company and Riverview hereby agree that, in lieu of issuing the Shares described in Section 2.2(a)(ii)(A)(y) of the Securities Purchase Agreement as provided therein:

     (a) Section 5.2 of the Securities Purchase Agreement shall be amended and restated in its entirety as follows:

     “5.2 Amendments. Notwithstanding anything to the contrary contained in the Debenture, the Company and the Designated Investor hereby agree that:

     (a) Interest (as such term is defined in the Debenture) on the Debenture shall cease to accrue as of the Closing Date, and any accrued but unpaid Interest as of the Closing Date (the “Accrued Interest”) shall be offset by the Designated Investor against its Investment Amount in full satisfaction of such obligation to pay such Accrued Interest pursuant to the terms of the Debenture;

     (b) on and after the Closing Date, the provisions of Sections 5, 7(a), 8(d), 11 (to the extent implicated by Section 5), 12, 14, 17 and 18(a) of the Debenture shall be void and of no further force and effect;

     (c) on the earlier of (X) the date on which the Designated Investor has complied with all of the obligations set forth above in Section 5.1 and (Y) December 31, 2004, the provisions of Section 6 of the Debenture shall be void and of no further force and effect; and

     (d) The Conversion Price (as that term is used in the Debenture) shall mean $5.01581.”

     (b) Section 4.5 of the Securities Purchase Agreement shall be amended and restated in its entirety as follows:

     “4.5 Securities Laws Disclosure; Publicity. By 9:00 a.m. (New York time) on the Trading Day following the execution of this Agreement the Company shall issue a press release (in a form previously approved by the Investors) announcing the execution of this Agreement, and by 9:00 a.m. (New York time) on September 2, 2004, the Company shall issue a press release (in a form previously approved by the Investors) announcing the Closing and file a Current Report on Form 8-K announcing the execution of this Agreement and the Closing and attaching as exhibits thereto the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.”

     Except as specifically modified by this letter, all other terms and conditions of the Transaction Documents and the Debenture shall remain in full force and effect. This letter may be executed in counterparts and will be effective as of the date first written above.

Very truly yours, TELECOMMUNICATION SYSTEMS, INC.
By:	/s/ Thomas M. Brandt, Jr.
	Name:	Thomas M. Brandt, Jr.
	Title:	Senior Vice President and Chief Financial Officer

ACKNOWLEDGED AND AGREED

RIVERVIEW GROUP, LLC

By:	/s/ Terry Feeney
Name: Terry Feeney
Title: Chief Operating Officer

Dated: September 1, 2004